Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisk denote omissions.

FY2007 Executive Variable Compensation Plan

Red Hat Inc.’s Executive Variable Compensation Plan (the “Plan”) is set forth below.

I.	PURPOSE

The Plan has been designed to motivate and reward key management employees whose efforts impact the performance of Red Hat Incorporated (the “Company”) and its subsidiaries through the achievement of pre-established financial and individual objectives.

Performance under the Plan is measured during the performance period (the Company’s fiscal year).

II.	ELIGIBILITY

Officers and key management employees may be eligible to participate in the plan, upon the recommendation by the Chief Executive Officer of the Company and approval by the Compensation Committee (the “Committee”). An employee who is eligible to participate in any other cash incentive plan of the Company, other than the Company’s 2006 Performance Compensation Plan (the “2006 PCP”), is not eligible to participate in this Plan.

III.	AWARD CRITERIA

The Committee must approve the Company performance objectives that are used to determine awards paid under this plan. For FY2007, performance metrics selected are net revenues, cash flow from operations and operating margin.

In general, [**]% of performance under this Plan will be based on financial objectives. At the discretion of the Committee, up to [**]% of an individual participant’s award may be based on subjective factors such as individual performance or achievement of other goals not stated in the Plan.

IV.	TARGET AWARDS

A Target Award percentage is established for each eligible participant. Target Awards may range from [**]% to [**]%, depending on position, of each participant’s base salary in effect at the beginning or the conclusion of the performance period as determined by the Committee (or pro rata at the time of becoming a participant).

Generally, the participants receive the Target Award when performance under the Plan meets, but does not exceed, the pre-established performance objectives.

For FY2007, target financial performance objectives consist of:

Net Revenues	$	[	**]
Cash Flow from Operations	$	[	**]
Operating Margin		[	**]%

Payouts expressed as percentage of Target Award for each participant versus actual levels of Net Revenues and Cash Flow from Operations performance versus Plan targets are as follows:

Net Revenues
Operating		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
Cash Flow	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]	$	[	**]

[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%
[**]% $[**]		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%		[	**]%

Payouts expressed as percentage of Target Award for each participant versus actual levels of Operating Margin performance versus Plan targets are as follows:

% of Target Bonus	Operating Margin
	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%
	[**]	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%

Payouts under the Plan will be in accordance with the Plan and the above award calculation matrices. The weight applied to each matrix in order to determine payouts under the Plan will be determined by the Committee and may vary for each participant.

Targets represent the expected level of performance which results in a payment equal to [**]% of Target Award. The maximum award under the Plan is limited to [**]% of Target Award.

V.	FINANCIAL OBJECTIVES

Attainment of the financial objectives of the Plan is measured based on actual results versus Plan targets. Payouts are expressed as percentage of Target Award for each participant versus actual levels of financial performance versus Plan targets. If actual results are between stated percentages, interpolations of payout percentages are to be applied.

VI.	INDIVIDUAL OBJECTIVES

The Committee may approve the use of individual objectives as part of the participant’s performance criteria under the Plan. The use of individual objectives is subject to the following requirements:

•	Not to exceed [**]% of the target award; maximum payment is [**]% of target award.

•	The Committee may delegate the determination of individual objectives to the CEO, as well as present recommendations regarding level of achievement following the performance period.

•	Individual objectives should be specifically identified and communicated at the same time financial objectives are determined, unless the Committee determines otherwise.

VII.	ALTERNATIVE CALCULATIONS

There may be circumstances under which the financial performance of the Company does not generate an award under the Plan. The nature and scope of the Company’s operations are such that at times unanticipated economic and market conditions may render pre-established financial objectives unattainable in any given performance period. If, in the opinion of the Committee, such circumstances should arise, then bonus payments not to exceed [**]% of Target Award may be paid.

VIII.	MODIFICATIONS

If, during a performance period, there has occurred or should occur, in the opinion of the Committee, a significant beneficial or adverse change in economic conditions, the indicators of growth or recession in the Company’s business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other matters which were not anticipated when the Committee approved objectives for the performance period and which, in the Committee’s judgment, had, have, or are expected to have a substantial positive or negative effect on the performance of the Company as a whole, the Committee, may modify or revise the financial performance objectives for the performance period in such manner as it may deem appropriate in its sole judgment. By way of illustration, and not limitation, such significant changes might result from sales of assets, or mergers, acquisitions, divestitures, or spin-offs.

IX.	PAYMENT

Any awards generated under the Plan must be approved by the Committee. The Committee in its discretion, subject to the last paragraph of this Article X, may make payment of a bonus under the Plan in an amount that is higher or lower than the amount calculated on the basis of the financial and individual objectives of the award. It is anticipated that any awards generated during the performance period will be paid during the first quarter of the subsequent fiscal year, subject to prior notification of and approval by the Compensation Committee Chairman.

Participants hired during the fiscal year will receive a prorated bonus based upon the actual date of hire. Employees terminating prior to the payout date are not eligible for payment of any award under this plan unless termination is due to retirement or economic reduction in workforce. In such cases, any bonus payments will be prorated to the date of termination and determined on the basis of bonuses actually paid to similarly situated employees.